UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2005

CRESCENT BANKING COMPANY

(Exact Name of Registrant as Specified in Charter)

Georgia	0-20251	58-1968323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Caring Way, Jasper, Georgia 30143

(Address of Principal Executive Offices, including Zip Code)

(678) 454-2266

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the completion of the acquisition of Futurus Financial Services, Inc. (“Futurus”), a bank holding company incorporated in Georgia and headquartered in Alpharetta, Georgia, and Futurus Bank, N.A. (“Futurus Bank”), a national banking association and a wholly owned subsidiary of Futurus, by Crescent Bank & Trust Company (“Crescent Bank”), a wholly-owned subsidiary of Crescent Banking Company (“Crescent”), the change of control employment agreements between Crescent Bank and each of William M. Butler, Donald S. Shapleigh, Jr. and Suzanne T. Phipps became effective as of April 1, 2005. Messrs. Butler and Shapleigh and Ms. Phipps were each executive officers of Futurus and will continue to be employees of Crescent Bank.

The change of control employment agreements provide that these employees agree to forego any change of control payments or other severance they were entitled to receive under their employment agreements with Futurus. However, if there is a change of control of Crescent and they are terminated, the employees will be entitled to receive an amount equal to their salary during the 12-month period prior to the date their termination, payable over the year following termination, certain employee benefits and any unvested stock options or restricted stock awards will be immediately vested and/or exercisable. In the event that any of these employees ceases to be an employee of Crescent, the agreements provide for certain restrictions on their ability to recruit employees of Crescent, to solicit Crescent customers and to provide competitive services in the markets in which Crescent operates, with certain exceptions.

The change of control employment agreements are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference herein.

In connection with the completion of the acquisition of Futurus and in consideration for entering into the change of control employment agreements described above, Crescent granted to each of Messrs. Butler and Shapleigh and Ms. Phipps options to purchase shares of Crescent common stock in the following amounts:

Name	Number of Options
William M. Butler	13,237
Donald S. Shapleigh, Jr.	7,443
Suzanne T. Phipps	2,382

Each of the options granted to Messrs. Butler and Shapleigh and Ms. Phipps have an exercise price of $26.24, the closing price of Crescent common stock on the Nasdaq Small Cap Market on the date of grant. Further, 50% of the options granted to each of Messrs. Butler and Shapleigh and Ms. Phipps were vested on the date of grant and the remaining 50% will vest on April 1, 2006.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 1, 2005, Crescent completed its acquisition of Futurus Financial and Futurus Bank, in accordance with the terms and conditions of the Agreement and Plan of Reorganization dated as of August 19, 2004 (the “Merger Agreement”), by and among Crescent, Crescent Bank, Futurus and Futurus Bank.

Pursuant to the Merger Agreement, in a series of sequential mergers, Crescent Interim Corporation (“Crescent Interim”), a Georgia corporation and a newly formed, wholly owned subsidiary of Crescent Bank, was merged with and into Futurus, immediately followed by the merger of Futurus with and into Crescent Bank, which was immediately followed by the merger of Futurus Bank with and into Crescent Bank. At the effective time of the merger of Crescent Interim with and into Futurus, the outstanding shares of Futurus common stock were cancelled and in consideration therefor, Crescent issued to the former shareholders of Futurus, in the aggregate, $8,053,350 in cash and 74,030 shares of Crescent common stock. In addition, Crescent will grant to the former holders of 117,542 options to purchase shares of Futurus common stock approximately 44,795 options to purchase shares of Crescent common stock and will pay to pay the former holders of 110,874 Futurus options $1.00 per option, whether or not such option was exercisable. Crescent Bank will continue to conduct the business and operations of Futurus Bank.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 2.01, on April 1, 2005, in connection with the acquisition of Futurus and Futurus Bank, Crescent issued 74,030 restricted shares of its common stock. The shares were issued to four of the former shareholders of Futurus, who will serve as directors or officers of Crescent and Crescent Bank, in exchange for all or a portion of their shares of Futurus common stock. Each share of Futurus held by these individuals was exchanged for .3781 shares of Crescent common stock, which was determined by dividing $10.00 by the average closing price of Crescent common stock on the Nasdaq Small Cap Market for the 15 consecutive full trading days on which such shares were traded ending on the last full trading day preceding the day the merger was completed.

The issuance of securities described above was made in reliance on exemptions from registration provided by Section 4(2) or Regulation D of the Securities Act, as amended, as transactions by an issuer not involving any public offering. The persons exchanging their shares of Futurus common stock in the transaction represented their intention to acquire the securities for investment only and not with a view to or for distribution in connection with such transactions, and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access to information about Crescent, through their relationship with Crescent or through information made available to them.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization dated as of August 19, 2004 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 23, 2004).

10.1	Change of Control Employment Agreement by and between Crescent Bank & Trust Company and William M. Butler.

10.2	Change of Control Employment Agreement by and between Crescent Bank & Trust Company and Donald S. Shapleigh, Jr.

10.3	Change of Control Employment Agreement by and between Crescent Bank & Trust Company and Suzanne T. Phipps.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT BANKING COMPANY

/s/ J. Donald Boggus, Jr.
J. Donald Boggus, Jr.
President and Chief Executive Officer

Date: April 6, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization dated as of August 19, 2004 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 23, 2004).

10.1	Change of Control Employment Agreement by and between Crescent Bank & Trust Company and William M. Butler.

10.2	Change of Control Employment Agreement by and between Crescent Bank & Trust Company and Donald S. Shapleigh, Jr.

10.3	Change of Control Employment Agreement by and between Crescent Bank & Trust Company and Suzanne T. Phipps.